UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Rivergate

On July 18, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a wholly-owned subsidiary, purchased a grocery-anchored shopping center containing 207,567 rentable square feet located on approximately 22.9 acres of land in Macon, Georgia (“Rivergate”) for approximately $32.4 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Rivergate was purchased from NG Rivergate LLC, a Delaware limited liability company, Rivergate Plaza LLC, a Delaware limited liability company, and 3223 Quentin LLC, a Delaware limited liability company, all which are not affiliated with the Company, its advisor or its sub-advisor.

Rivergate is approximately 84.0% leased to 28 tenants, including a Publix grocery store, which occupies approximately 23.0% of the total rentable square feet of the shopping center. Based on the current condition of Rivergate, the Company’s management does not believe that it will be necessary to make significant renovations to the property. The Company’s management believes Rivergate is adequately insured.

Press Release

On July 31, 2013, the Company issued a press release announcing its acquisition of Rivergate.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated July 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: July 31, 2013	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer